CHIEF COMPLIANCE OFFICER SERVICES AGREEMENT

EXHIBIT C

AMENDED as of December 1, 2008

Portfolios of the Trust

Domestic Equity Funds

WisdomTree Total Dividend Fund

WisdomTree High-Yielding Equity Fund

WisdomTree Dividend Top 100 Fund

WisdomTree LargeCap Dividend Fund

WisdomTree MidCap Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree LargeCap Growth Fund

Earnings Weighted Funds

WisdomTree Total Earnings Fund

WisdomTree Earnings 500 Fund

WisdomTree MidCap Earnings Fund

WisdomTree SmallCap Earnings Fund

WisdomTree Earnings Top 100 Fund

WisdomTree Low P/E Fund

International Equity Funds

WisdomTree DEFA Index Fund

WisdomTree DEFA High-Yielding Equity Fund

WisdomTree Europe Total Dividend Fund

WisdomTree Europe High-Yielding Equity Index Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Japan Total Dividend Fund

WisdomTree Japan High-Yielding Equity Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Pacific ex-Japan Index Fund

WisdomTree Pacific ex-Japan High-Yielding Equity Fund

WisdomTree International Dividend Top 100 Fund

WisdomTree International LargeCap Index Fund

WisdomTree International MidCap Index Fund

WisdomTree International SmallCap Index Fund

WisdomTree International Real Estate Fund

WisdomTree Emerging Markets High Yielding Equity Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Middle East Dividend Fund

International Sector Funds

WisdomTree International Basic Materials Sector Fund

WisdomTree International Communications Sector Fund

WisdomTree International Consumer Discretionary Sector Fund

WisdomTree International Consumer Staples Sector Fund

WisdomTree International Energy Sector Fund

WisdomTree International Financial Sector Fund

WisdomTree International Health Care Sector Fund

WisdomTree International Industrial Sector Fund

WisdomTree International Technology Sector Fund

WisdomTree International Utilities Sector Fund

Currency Income Funds

U.S. Current Income Fund

WisdomTree Dreyfus Brazilian Real Fund

WisdomTree Dreyfus Chinese Yuan Fund

WisdomTree Dreyfus Euro Fund

WisdomTree Dreyfus Indian Rupee Fund

WisdomTree Dreyfus Japanese Yen Fund

WisdomTree Dreyfus New Zealand Dollar Fund

WisdomTree Dreyfus South African Rand Fund

Total Number of Funds: 50

Wisdom Tree Trust		ALPS Fund Services, Inc.

By:	/s/ Jonathan Steinberg	By:	/s/ Jeremy O. May
Name:	Jonathan Steinberg	Name:	Jeremy O. May
Title:	President	Title:	President